UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cott Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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IMPORTANT ANNUAL MEETING INFORMATION
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Vote by Internet
Go to www.investorvote.com/COT
Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
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Important Notice Regarding the Availability of Proxy Materials for the
Cott Corporation Annual and Special Meeting of Shareowners to be Held on May 2, 2017
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for Cott Corporation’s annual and special meeting of shareowners are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the meeting are on the reverse side. Your vote is important!
This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, form of proxy and 2016 annual report to shareowners are available at www.sedar.com and at:
www.cott.com/for-investors/overview
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.    Step 1: Go to www.investorvote.com/COT
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.    Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 18, 2017 to facilitate timely delivery.
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Cott Corporation Meeting Notice

Cott Corporation’s Annual and Special Meeting of Shareowners will be held on Tuesday, May 2, 2017 at the InterContinental Toronto Yorkville, at 8:30 am Toronto Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR proposals 2, 3 and 5, and FOR “1 year” on Proposal 4.
1. Election of Directors.
Nominees:
Mark Benadiba    Jerry Fowden    David T. Gibbons    Stephen H. Halperin    Betty Jane Hess    Gregory Monahan    Mario Pilozzi    Andrew Prozes    Eric Rosenfeld    Graham Savage
2. Appointment of Independent Registered Certified Public Accounting Firm.
3. Non-Binding Advisory Vote on Executive Compensation.
4. Non-Binding Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation.
5. Reduction in Stated Capital.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Directions to Cott Corporation’s 2017 Annual and Special Meeting
Directions
From the Toronto Pearson International Airport: Follow signs to ON-409 (eastbound) and then to ON-401 (eastbound). Continue on ON-401
(eastbound). Take the Avenue Road exit (southbound). Continue on Avenue Road for 8.6 km. Turn right on Bloor Street. The hotel is located on your right.
From Downtown Toronto: Take University Avenue (northbound). Continue on Queens Park Crescent and then Avenue Road (northbound). Turn left on Bloor Street. The hotel is located on your right.
From Cott’s Corporate Offices: Take Viscount Road (southbound). Merge onto ON-409 (eastbound) and then to ON-401 (eastbound). Continue on ON-401 (eastbound). Take the Avenue Road exit (southbound). Continue on Avenue Road for 8.6 km. Turn right on Bloor Street. The hotel is located on your right.
Parking: Parking is available at the hotel at an hourly rate.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet – Go to www.investorvote.com/COT. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to service@computershare.com with “Proxy Materials Cott Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 18, 2017.
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